Exhibit 99.3

For Immediate Release

ALEXANDRIA REAL ESTATE EQUITIES, INC.

ANNOUNCES CLOSING OF PUBLIC OFFERING OF

4,427,500 SHARES OF COMMON STOCK,

INCLUDING EXERCISE IN FULL OF UNDERWRITERS’ OPTION TO

PURCHASE ADDITIONAL SHARES

PASADENA, Calif. — June 25, 2019 — Alexandria Real Estate Equities, Inc. (“Alexandria” or the “Company”) (NYSE: ARE) announced today the closing of its previously announced underwritten public offering of 3,850,000 shares of the Company’s common stock at a public offering price of $145.00 per share, including the 577,500 shares sold pursuant to the exercise in full of the underwriters’ option to purchase additional shares of the Company’s common stock. In connection with the offering, the Company entered into forward sale agreements, between the Company and each of Bank of America, N.A., Citibank, N.A., and JPMorgan Chase Bank, N.A., London Branch (together, the “forward purchasers”).

BofA Merrill Lynch, Citigroup, and J.P. Morgan acted as joint book-running managers for the offering. BBVA, Evercore ISI, RBC Capital Markets, Regions Securities LLC, Wells Fargo Securities, Scotiabank, BNP PARIBAS, Barclays, BB&T Capital Markets, BTIG, Capital One Securities, Fifth Third Securities, Mizuho Securities, PNC Capital Markets LLC, and TD Securities acted as co-managers for the offering.

The Company will not initially receive any proceeds from the sale of shares of its common stock by the forward purchasers or their affiliates in the offering. The Company expects to use the net proceeds, if any, it receives upon the future settlement of the forward sale agreements to fund pending acquisitions, with any remaining proceeds to be held for general working capital and other corporate purposes, including the reduction of the outstanding balance, if any, on the Company’s unsecured senior line of credit. Selling common stock through the forward sale agreements enables the Company to set the price of such shares upon the pricing of the offering (subject to certain adjustments) while delaying the issuance of such shares and the receipt of the net proceeds by the Company until the expected funding requirements described above have occurred.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Alexandria, an S&P 500® company, is an urban office real estate investment trust uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland and Research Triangle.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding the Company’s intended use of the proceeds. These forward-looking statements are based on the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by the Company’s forward-looking statements as a result of a variety of factors, including, without limitation, the risks and uncertainties detailed in its filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update this information. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in the Company’s forward-looking statements, and risks and uncertainties to the Company’s business in general, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q.

CONTACT: Sara Kabakoff, AVP — Corporate Communications, (626) 788-5578, skabakoff@are.com

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